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Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Casino, LLC (d/b/a Argosy Casino Alton)	Illinois
HC Bangor, LLC (d/b/a Hollywood Casino Bangor)	Maine
Belle of Sioux City, L.P.	Iowa
Beulah Park Gaming Ventures, Inc (d/b/a Beulah Park)	Ohio
BSLO, LLC (d/b/a Hollywood Casino Gulf Coast)	Mississippi
BTN, LLC (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC (Ontario) Supplies Limited	Nova Scotia
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
Crazy Horses, Inc (d/b/a Raceway Park)	Ohio
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Dayton Raceway)	Ohio
Delvest, LLC	Delaware
eBetUSA.com, Inc.	Delaware
Gaming Jet Services, LLC	Delaware
HC Joliet, LLC (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casinos, LLC	Delaware
HC Aurora, LLC (d/b/a Hollywood Casino Aurora)	Illinois
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, LLC (d/b/a Hollywood Casino Tunica)	Texas
Illinois Gaming Investors, LLC (d/b/a Prairie State Gaming)	Delaware
Indiana Gaming Company, LLC (d/b/a Hollywood Casino Lawrenceburg)	Indiana
Iowa Gaming Company, LLC.	Iowa
Kansas Entertainment, LLC	Delaware
LVGV, LLC (d/b/a M Resort)	Nevada
Maryland Gaming Ventures, Inc	Delaware
Massachusetts Gaming Ventures, LLC	Delaware
Mountainview Thoroughbred Racing Association, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Ohio Racing Company	Ohio
Penn ADW, LLC	Delaware
Penn Hollywood Kansas, Inc.	Delaware
Penn Interactive Ventures, LLC	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holdings, LLC	Delaware
Penn NJ OTW, LLC	New Jersey
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Penn Tenant, LLC	Pennsylvania
Penn Ventures Japan K.K	Japan
Pennsylvania National Turf Club, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
Plainville Gaming and Redevelopment, LLC (d/b/a Plainridge Park Casino)	Delaware
PM Texas, LLC	Delaware
PNGI Charles Town Gaming, LLC (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
Prairie State Amusements, LLC	Delaware
Prince George's Racing Ventures, LLC (d/b/a Rosecroft Raceway)	Delaware
Raceway Park, Inc (d/b/a Raceway Park)	Ohio
San Diego Gaming Ventures, LLC	Delaware
SDGV Staffing, LLC	Delaware
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
The Missouri Gaming Company, LLC (d/b/a Argosy Casino Riverside)	Missouri
The Shops at Tropicana Las Vegas, LLC	Nevada
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Ohio
Tropicana Las Vegas Hotel and Casino, Inc (d/b/a Tropicana Las Vegas)	Delaware
Tropicana Las Vegas, Inc	Nevada
Tropicana Las Vegas Intermediate Holdings, Inc	Delaware
Youngstown Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Mahoning Valley Race Course)	Ohio
Zia Park, LLC (d/b/a Zia Park Casino)	Delaware

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  Exhibit 21.1
Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)